UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2012

SEMPRA ENERGY

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 ASH STREET, SAN DIEGO, CALIFORNIA		92101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (619) 696-2000

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 24, 2012, Sempra Energy (the “Company”) closed the public offering and sale of $500,000,000 aggregate principal amount of its 2.875% Notes due 2022 (the “Notes”). Proceeds to the Company (after deducting underwriting discounts but before other expenses estimated at approximately $250,000) for the Notes was 99.315% of the aggregate principal amount of the Notes. The sale of the Notes was registered under the Company’s Registration Statement on Form S-3 (Registration No. 333-176855). The Notes will mature on October 1, 2022. Interest on the Notes accrues from September 24, 2012 and is payable on April 1 and October 1 of each year, beginning on April 1, 2013. The Notes will be redeemable prior to maturity, at the Company’s option, at the redemption prices and under the circumstances described in the form of Note, which form is attached hereto in Exhibit 4.1. Further information regarding the sale of the Notes is contained in the underwriting agreement, dated September 19, 2012, which is attached hereto as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 19, 2012, between Sempra Energy and the several underwriters named therein.

4.1	Officers’ Certificate of the Company, including the form of 2.875% Note due 2022.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY

Date: September 24, 2012

By:	/s/ Kathryn J. Collier
Name: Kathryn J. Collier
Title: Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 19, 2012, between Sempra Energy and the several underwriters named therein.

4.1	Officers’ Certificate of the Company, including the form of 2.875% Note due 2022.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).